UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

JULY 9, 2004
(Date of Report (Date of Earliest Event Reported))

NYMEX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-30332	13-4098266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE NORTH END AVENUE WORLD FINANCIAL CENTER NEW YORK, NEW YORK	10282-1101 (Zip Code)
(Address of Principal Executive Offices)

(212) 299-2000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
SIGNATURE
PRESS RELEASE

Item 5. Other Events

     On July 9, 2004, NYMEX Holdings, Inc. (the “Company”) announced that Dr. James E. Newsome has accepted the position of President of the Company, effective August 2, 2004. Dr. Newsome has been Chairman of the Commodity Futures Trading Commission since Senate confirmation in December 2001. A press release issued by the Company on July 9, 2004 is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NYMEX HOLDINGS, INC.
Date: July 9, 2004	By:	/s/CHRISTOPHER K. BOWEN
Christopher K. Bowen
General Counsel and Chief Administrative Officer